10/23/96                 AGREEMENT OF PURCHASE AND SALE



     Vineland Construction Co., a New Jersey corporation, or its nominee, hereinafter referred to as "Purchaser", agrees to purchase, and Victory Refrigeration Company, a Delaware corporation, hereinafter referred to as "Seller", agrees to sell that real property of approximately thirty five (35) acres, hereinafter referred to as the "Property", commonly known as 110 Woodcrest Road, of Cherry Hill, New Jersey, and legally described on the attached Exhibit A, together with all rights, privileges, easements and appurtenances thereto and improvements thereon, excluding all trade fixtures, manufacturing and office equipment, furniture, furnishings and personal property, located at the Property (such excluded property called collectively, the "Excluded Items").

     1. PURCHASE PRICE. The Purchase Price for the Property shall be Four Million Eight Hundred Thousand and 00/100 Dollars ($4,800,000.00), payable by certified check or wire transfer of funds at Closing, less the Deposit, as defined in Paragraph 2 herein.

     2. DEPOSIT. On or before the expiration of the Review Period, as hereinafter defined, Purchaser shall deposit the amount of Seventy Five Thousand and 00/100 Dollars ($75,000.00) (the "Deposit") with Peoples Title Agency, Inc. (agent of Chicago Title Insurance Company) ("Escrow Holder"), to secure Purchaser's performance hereunder. The Deposit shall be nonrefundable to Purchaser, but shall be applicable to the Purchase Price at Closing. Interest on the Deposit shall belong to the party who is entitled to the Deposit hereunder. Escrow Holder shall credit the Deposit to Purchaser upon recordation of the deed or upon other evidence that the purchase and sale contemplated herein has closed, without the necessity of any further instructions or authorizations from Seller. If Purchaser and Seller jointly instruct Escrow Holder to deliver the Deposit, Escrow Holder shall comply with such direction. If Purchaser or Seller instructs Escrow Holder to deliver the Deposit, then Escrow Holder shall notify the other party of such demand, and, unless Escrow Holder receives within seven (7) days of the date of Escrow Holder's notice an affidavit from such other party stating that there is a genuine dispute as to which party is entitled to the proceeds of the Deposit, Escrow Holder shall deliver the Deposit in accordance with the demand. If Escrow Holder does timely receive such an affidavit, then Escrow Holder shall hold the Deposit in escrow in an interest bearing account until the dispute as to which party is entitled to the proceeds of the Deposit is resolved.

     3.   REVIEW OF PROPERTY.

          3.1. Upon its execution of this Agreement, Seller shall:

               (a) Deliver to Purchaser copies of any architectural or engineering drawings and geotechnical and environmental tests relating to the Property which are in Seller's possession.

               (b) Provide Purchaser and its agents or consultants with access to the Property to inspect each and every part thereof to determine its present condition causing architectural, engineering, geotechnical, environmental and other tests, studies and analyses to be made at Purchaser's own cost and at Purchaser's own risk.

               (c) Deliver to Purchaser copies of any surveys, title reports and other documents relating to the condition of or affecting the Property in Seller's files (excluding confidential materials).

          Purchaser shall have until 5:00 p.m. October 24, 1996 (the "Review Period") to determine in its sole discretion whether the Property supports the proposed purchase price. If Purchaser shall conclude that such is the case and so notifies Seller or fails to notify Seller that such is the case by the aforementioned date, this Agreement shall continue in full force and effect and Purchaser shall be deemed to have waived this condition and shall deliver the Deposit to the Escrow Holder. If Purchaser shall conclude that such is not the case, Purchaser shall so notify Seller prior to the expiration of the aforementioned period, and this Agreement shall terminate without liability on the part of Seller or Purchaser.

          3.2. In connection with any entry by Purchaser, or its agents, employees or contractors onto the Property, Purchaser shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with Seller's business and the business of Seller's tenants and otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, Purchaser shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove the proposed testing after receipt of such notice. If Purchaser or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, Purchaser shall, at Seller's request, provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Seller or its representative may be present to observe any testing or other inspection performed on the Property. Purchaser shall, at Seller's request, promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Purchaser or its agents, employees or contractors. Purchaser shall maintain, and shall assure that its contractors maintain public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Purchaser, its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Purchaser shall provide Seller with evidence of such insurance coverage upon request by Seller. Purchaser shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to any entry on the Property by Purchaser, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement, and shall restore the Property to its original state after testing. The foregoing indemnity shall survive beyond the Closing, or if the sale is not consummated, beyond the termination of this Agreement.

     4.   TITLE; SURVEY.

          4.1. Purchaser shall order a preliminary commitment for an ALTA Form B owner's title insurance policy (the "Title Commitment") in the amount of the Purchase Price, from a title company licensed to transact business in the State of New Jersey (the "Title Company"), with respect to the Property. The Title Commitment shall identify the Property by the legal description set forth in the Survey, as hereinafter defined, provided that if the Survey has not been prepared at the time the Title Commitment is ordered, by a preliminary legal description. When the exact legal description of the Property is determined, the Title Commitment shall be revised to include only said legal description. On or prior to the expiration of the Review Period, Purchaser may notify Seller in writing of any objection Purchaser may have to any exceptions reported in the title report or matter shown on the survey for the Property. Seller shall notify Purchaser, in writing within ten (10) business days after receipt of Purchaser's notice, whether Seller intends to remove or insure over any exception to which Purchaser objects, or whether Seller is unwilling or unable to do so. Any exception that Seller does not agree to remove or insure over shall be a permitted exception unless Purchaser repeats its objection within seven (7) days after receipt of Seller's response, and notifies Seller that Purchaser desires to terminate this Agreement. If, prior to Closing, Seller is unable to remove any unpermitted exceptions to title or survey matters previously objected to, after using reasonable efforts to do so, and Purchaser is unwilling to take title subject thereto, then Purchaser may terminate this Agreement, and each party shall be released from all duties and obligations contained herein.

          4.2. Purchaser shall cause to be made a survey of the Property
     (the "Survey"). The Survey shall consist of a boundary survey of the Property prepared by a surveyor duly registered in the state in which the Property is located. Unless the Title Company raises any title exceptions related to the legal description shown on the Survey, the description of the Property as reflected in the Survey shall be substituted for the description set forth in Exhibit A, if different, and shall be the legal description contained in the deed to be delivered by Seller to Purchaser at Closing.

     5.   REPRESENTATIONS AND WARRANTIES.

          5.1. As used in this Section 5.1, the phrase "to the knowledge, information and belief of Seller" shall mean and be limited to the actual knowledge, information and belief of any employee of Seller of the level of plant manager or higher. Seller hereby warrants and represents to Purchaser as follows:

               (a) That Seller has good and marketable fee simple title to the Property, free and clear of liens (other than liens which will be removed at Closing), encumbrances, judgments and tenancies, but subject to any easements and rights of ways as shown in the Survey or Title Commitment.

               (b)  That Seller is not a "foreign person" within the meaning of
          Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and that Seller will furnished to Purchaser, prior to Closing, an affidavit in form satisfactory to Purchaser confirming the same.

               (c) To Seller's knowledge, information and belief, except as set forth in the Phase I Environmental Assessment dated December 14, 1994, prepared by Clayton Environmental Consultants (the "Environmental Report"), no toxic or hazardous materials, chemicals, wastes, pollutants or similar substances (including, but not limited to, petroleum, asbestos insulation, urea formaldehyde insulation, and any other materials or substances defined as "hazardous substances", "hazardous materials", "toxic substances" or "pollutants" in applicable law or regulation) have been, are or will be, prior to Closing, stored, treated, disposed of or incorporated into, on or around the Property by Seller or Seller's employees or agents in violation of any applicable law or regulation. In the event of a spill or mishandling of the same, by Seller or Seller's employees or agents, between the date hereof and the Closing, Seller will be liable for all costs incurred in connection with the clean-up, remediation and restoration of the Property required by any governmental agency and will indemnify and hold Purchaser harmless.

               (d) That this Agreement has been, and all the documents to be delivered by Seller to Purchaser at Closing will be, duly authorized, executed and delivered by Seller and are or will be legal, valid and binding obligations of Seller.

          The warranty set forth in first sentence of this Section 5.1(c) shall survive the Closing for a period of two (2) years. All other warranties and representations shall terminate at Closing unless provided otherwise herein.

          5.2. Purchaser hereby represents and warrants to Seller that this Agreement has been, and all the documents to be delivered by Purchaser to Seller at Closing will be, duly authorized, executed and delivered by Purchaser and are or will be legal, valid and binding obligations of Purchaser. Subject to Section 5.1(c), Purchaser acknowledges that it has performed any architectural, engineering, geotechnical, environmental and other tests, studies and analyses it deems necessary or prudent to determine the present condition of the Property, and is satisfied with the results of its investigations and testing except as follows: on or before November 29, 1996, Seller shall at its expense, retain the services of a consultant to collect and analyze the soil sample specified in the first indented paragraph on page 17 of the Environmental Report. Prior to having the above work performed, a summary of the scope of the testing shall be delivered to Purchaser. Within seven (7) days of the receipt of a report analyzing the soil condition, Purchaser shall notify Seller whether or not Purchaser is satisfied with the soil condition or Purchaser shall be deemed to have accepted the report and the soil condition. If Purchaser notifies Seller that Purchaser is not satisfied with the soil condition within the specified period, the Deposit shall be returned to Purchaser; provided however, if the consultant's estimated cost to remediate the problem specified in the report is less than Twenty Five Thousand Dollars ($25,000.00), Purchaser may not elect to terminate the Agreement or receive a return of the Deposit, and Seller shall remediate the problem as recommended in the report within twelve
     (12) months from the Closing, which Closing shall not be delayed from the originally scheduled date. The obligation to remediate shall survive the Closing, and Seller shall deposit the amount of money specified in the report with the Title Company or other escrowee agreeable to Purchaser and Seller. If the remediation cost exceeds Twenty Five
     Thousand Dollars ($25,000.00), and Purchaser elects to terminate this Agreement, Seller may nevertheless elect, at its sole option, to override Purchaser's election to terminate the Agreement and perform the suggested remediation within the above time frame.

          5.3. The continued accuracy in all respects of the aforesaid representations and warranties shall be a condition precedent to Purchaser's or Seller's, respectively, obligation to close. All representations and warranties contained in this Agreement shall be deemed remade as of the date of Closing and shall survive the Closing for a period of one year. If any of Seller's representations and warranties shall not be correct at the time the same is made or as of the Closing, Purchaser may terminate this Agreement and there shall be no further liability on the part of Purchaser to Seller. If any of Purchaser's representations and warranties shall not be correct at the time the same is made or as of the Closing, Seller may terminate this Agreement and there shall be no further liability on the part of Seller to Purchaser.

          5.4. Prior to Closing, Seller shall have performed minor roof repairs on the portion of the roof which has not been replaced in the past five (5) years, provided however Seller need not spend in excess of Sixteen Thousand Five Hundred Dollars ($16,500.00) on such repairs in the aggregate. In addition, Seller shall have removed asbestos containing floor tile which is currently deemed by Purchaser's environmental consultant not to be in good condition, which is located in the bench assembly area identified by Purchaser's environmental consultant and which is estimated to cost Twelve Hundred Dollars ($1200.00) to remove and dispose of properly; provided however that Seller need not spend in excess of Twelve Hundred Dollars ($1200.00) to remove and properly dispose of the tile. Other than as specifically set forth herein, Seller has not made and does not hereby make any representations, warranties or other statements as to the condition of the Property and Purchaser acknowledges that at Closing it is purchasing the Property on an "as is" basis and without relying on any representations and warranties of any kind whatsoever, express or implied, from Seller, its agents or brokers as to any matters concerning the Property.

     6.   CLOSING.

          6.1. The purchase and sale contemplated herein shall close (herein referred to as the "Closing") at the office of the Escrow Holder on December 16, 1996 or such earlier date as agreed to between Seller and Purchaser, by delivery to Purchaser of a bargain sale deed with covenants against grantor's acts and payment of the purchase price to Seller. The sale (payment of purchase price and delivery of deed) may, at Purchaser's option, be closed through escrow with the Escrow Holder in accordance with the general provisions of the usual form of escrow agreement used in similar transactions by such holder with special provisions inserted as may be required to conform with this Agreement. Seller may extend the Closing if, after using reasonable efforts, it has not obtained the documents specified in Section 6.4 herein by the scheduled Closing, but in no event shall the Closing be delayed beyond May 15, 1997.

          6.2. Pursuant to Paragraph 7 hereof, Seller shall lease the Property from Purchaser after Closing. Therefore, there shall be no proration of taxes or operating or other expenses of the Property until expiration, or earlier termination of the Lease.

          6.3. All title (including, without limitation, search and examination fees and insurance premiums), escrow, survey costs, and recording fees shall be paid by Purchaser. Any transfer tax or other fees shall be paid in accordance with local custom.

          6.4. At Closing, Seller shall have obtained and furnished to Purchaser any and all environmental approvals or clearances required in connection with Seller's disposition of the Property from the New Jersey Department of Environmental Protection.

     7. LEASE. At Closing, Seller, as tenant, and Purchaser, as landlord, shall enter into a triple net lease in the form of Exhibit B, attached hereto and made a part hereof, execution of which is a condition of Closing.

     8.   MISCELLANEOUS.

          8.1. This Agreement can be amended only in writing and supersedes any and all agreements between the parties hereto regarding the acquisition of the Property by Purchaser which are prior in time to this Agreement.

          8.2. If the improvements on the Property are destroyed or materially damaged, or if condemnation proceedings are commenced against the Property, between the date hereof and the Closing, either party may terminate this Agreement by written notice to the other party delivered within thirty (30) days of the destruction damage or notification of the institution of condemnation proceedings. If neither party elects to terminate the Agreement, all proceeds of insurance payable to Seller by reason of such damage shall be used to restore the improvements and the condemnation award shall be assigned to Purchaser. In the event of non-material damage to the Property, which damage Seller is unwilling to repair prior to

     Closing, Purchaser shall have the right either to terminate this Agreement or accept the Property in its then condition.

          8.3. It is understood that Seller is acting as a principal and that Seller is not participating in any commission in connection with this transaction and has no fiduciary obligation to Purchaser.

          8.4. Time is of the essence of this Agreement.

          8.5. All tenders and notices required hereunder shall be made and given in writing to either of the parties hereto at their respective addresses herein set forth and shall be effective as of the date of personal delivery, mailing by U.S. certified mail, return receipt requested, or delivery to a private contract carrier that assures same or next day delivery and provides a receipt, as the case may be.

          8.6. The parties agree to execute such instructions to the Escrow Holder and such other instruments as may be reasonably necessary to carry out the provisions of this Agreement.

          8.7. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the parties hereto, provided Purchaser may not assign its rights or obligations hereunder without the prior written consent of Seller.

          8.8. The performance and interpretation of this Agreement shall be controlled by the law of the State of New Jersey.

          8.9. Seller and Purchaser each (a) represents and warrants to the other that it has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement other than Jones Lang and Wootton USA ("Broker"), and (b) agrees to indemnify and hold the other harmless from and against any losses, damages, costs or expenses (including attorney's fees and costs) incurred by such other party due to a breach of the foregoing warranty by the indemnifying party.

          8.10. If any action is brought by either party against the other party, the prevailing party shall be entitled to recover court costs incurred and reasonable attorney's fees and costs.

          8.11. IF SELLER DEFAULTS HEREUNDER, PURCHASER MAY TERMINATE THIS AGREEMENT OR MAY ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT AS ITS SOLE REMEDY. IF SAID SALE IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF PURCHASER, THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGE, IN THE EVENT OF SUCH A

     DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF SUCH A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF PURCHASER.

               INITIALS: SELLER: ______ PURCHASER: ______

          8.12. If Purchaser rightfully terminates this Agreement pursuant to the provisions of Paragraphs 3, 4, 5.3, 8.2 or 8.11, or pursuant to any other right of Purchaser to terminate hereunder, Purchaser may, without limiting any other rights or remedies of Purchaser, obtain the return of the Deposit, and Seller shall have no right thereto.

          8.13. The Seller agrees to pay a commission for services rendered in effecting the sale, payable only if the Closing occurs, to Broker.

          8.14. Seller shall have until November 1, 1996 to obtain approval of this transaction by its Board of Directors and by any lienholder having approval rights concerning the sale of the Property. If such approval is not obtained, and Seller notifies Purchaser within an additional three (3) business day period, this Agreement shall terminate without liability on the part of Seller or Purchaser except that Seller shall reimburse Purchaser for Purchaser's actual out-of-pocket expenses upon presentment of evidence thereof, not to exceed Ten Thousand and 00/100 Dollars ($10,000.00); otherwise, this Agreement shall continue in full force and effect, and Seller shall be deemed to have waived this provision.

          8.15. Seller agrees to cooperate with Purchaser in structuring the transaction in the form of a tax-free exchange so long as such structure does not delay or defer full payment of the Purchase Price at Closing or result in any additional expense to Seller. Seller has no obligation to seek out or designate exchange property, nor shall Seller be required to take legal title to any other real estate or assume any liability under any third party contract. Purchaser shall indemnify, defend and hold Seller harmless from and against any damages, costs, penalties, claims, liabilities, judgments or expenses Seller may incur by reason of Seller's cooperation with Purchaser's exchange, including, without limitation, reasonable attorney's fees, court costs and broker's or finder's fees. Purchaser shall reimburse Seller for Seller's reasonable attorney's fees and costs incurred in connection with reviewing documents and otherwise cooperating with Purchaser in connection with the exchange.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

SELLER:                                 PURCHASER:

VICTORY REFRIGERATION COMPANY           VINELAND CONSTRUCTION CO.



By:  ______________________________     By:  ______________________________
Its: ______________________________     Its: ______________________________


Date:     ____________________, 1996    Date:     ___________________, 1996


Address:                                Address:

110 Woodcrest Road                      71 West Park Avenue
Cherry Hill, New Jersey 08003           Vineland, New Jersey 08360

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY

10/23/96

                                    EXHIBIT B









                             LEASE AGREEMENT BETWEEN


                           VINELAND CONSTRUCTION CO.,
                                   AS LANDLORD


                                       AND


                         VICTORY REFRIGERATION COMPANY,
                                    AS TENANT

                                TABLE OF CONTENTS




ARTICLE 1  BASIC LEASE TERMS . . . . . . . . . . . . . . . . . . . . . . . 1
ARTICLE 2  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 2
ARTICLE 3  PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
ARTICLE 4  LEASE TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
ARTICLE 5  OPTION PERIODS  . . . . . . . . . . . . . . . . . . . . . . . . 3
ARTICLE 6  MINIMUM RENT. . . . . . . . . . . . . . . . . . . . . . . . . . 3
ARTICLE 7  USES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
ARTICLE 8  REAL ESTATE TAXES . . . . . . . . . . . . . . . . . . . . . . . 4
ARTICLE 9  FIRE INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . 5
ARTICLE 10 TENANT'S LIABILITY INSURANCE. . . . . . . . . . . . . . . . . . 6
ARTICLE 11 WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . . . 6
ARTICLE 12 MAINTENANCE AND REPAIR BY TENANT. . . . . . . . . . . . . . . . 6
ARTICLE 13 MAINTENANCE AND REPAIR BY LANDLORD. . . . . . . . . . . . . . . 7
ARTICLE 14 ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 7
ARTICLE 15 UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
ARTICLE 16 CASUALTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
ARTICLE 17 CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . 8
ARTICLE 18 QUIET ENJOYMENT; NON-DISTURBANCE; ESTOPPEL STATEMENT. . . . . . 9
ARTICLE 19 TENANT DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .10
ARTICLE 20 LANDLORD DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .11
ARTICLE 21 ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . . .12
ARTICLE 22 ASSIGNMENT AND SUBLETTING PERMITTED . . . . . . . . . . . . . .12
ARTICLE 23 UNTENANTABILITY AND ENTRY . . . . . . . . . . . . . . . . . . .13
ARTICLE 24 SUCCESSORS IN INTEREST. . . . . . . . . . . . . . . . . . . . .13
ARTICLE 25 NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
ARTICLE 26 MEMORANDUM OF LEASE . . . . . . . . . . . . . . . . . . . . . .14
ARTICLE 27 GENERAL CONDITIONS. . . . . . . . . . . . . . . . . . . . . . .14
ARTICLE 28 SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . .16

Exhibits:

EXHIBIT A REAL ESTATE LEGAL DESCRIPTION. . . . . . . . . . . . . . . . . .17
EXHIBIT B MEMORANDUM OF LEASE. . . . . . . . . . . . . . . . . . . . . . .18

     THIS LEASE (the "Lease") dated this _____ day of ________________, 1996, is between Landlord and Tenant who are designated in Section 1.2 hereof.


                                    ARTICLE 1

                                BASIC LEASE TERMS

     1.1. COMMON ADDRESS LOCATION. 110 Woodcrest Road, Cherry Hill, New Jersey 08002.

     1.2. PARTIES & NOTICE.

          (a)  Landlord: Vineland Construction Co.
                         71 West Park Avenue
                         Vineland, New Jersey 08360

          (b)  Tenant:   Victory Refrigeration Company
                         110 Woodcrest Road
                         Cherry Hill, New Jersey 08003

     1.3. SIZE OF BUILDING. The building is approximately 228,640 square feet in size.

     1.4. TERM. The initial Term of this Lease shall commence on the Commencement Date and shall expire ("Initial Term Expiration Date") two (2) years later, on ________________________.

     1.5. OPTIONS. Twelve (12) additional one (1) month periods, the first of such periods commencing, if at all, on the day following the Initial Term Expiration Date.

     1.6. ANNUAL RENT. Beginning on the Commencement Date and continuing through the Initial Term Expiration Date, Six Hundred Twenty Eight Thousand Seven Hundred Sixty and 00/100 Dollars ($628,760.00) per year.

     1.7. MONTHLY INSTALLMENT OF RENT.

          (a) One twelfth (1/12) of the Annual Minimum Rent payable from time to time, or Fifty Two Thousand Three Hundred Ninety Six and 67/100 Dollars ($52,396.67).

          (b) During the monthly option periods, the monthly rent shall be Thirty Thousand and 00/100 Dollars ($30,000.00).

                                    ARTICLE 2

                                   DEFINITIONS

     The terms defined in this Article 2 shall for all purposes of this Lease and all agreements supplemental hereto have the meanings herein specified unless expressly stated otherwise.

     2.1. BUILDING. That industrial building located on the Real Estate containing the Leasable Floor Area specified in Section 1.3 hereof.

     2.2. COMMENCEMENT DATE. __________________________.

     2.3. CURE RATE. An annual interest rate equal to the "prime rate" or "corporate base rate" announced from time to time by American National Bank and Trust Company of Chicago, or if that rate is unavailable, the Wall Street Journal prime rate, in either event plus two percent (2%), but in no event in excess of the maximum rate of interest permitted by applicable law.

     2.4. INITIAL TERM EXPIRATION DATE.  Defined in Section 1.4.

     2.5. MINIMUM RENT. The annual amounts specified in Section 1.6, and payable in monthly installments pursuant to Sections 1.7 and 6.1.

     2.6. REAL ESTATE. That certain real estate with all improvements therein and appurtenances thereto, located as set forth in Section 1.1 hereof, which land is described with particularity in Exhibit A, including the Building, all parking areas, driveways, loading docks and landscaped areas.


                                    ARTICLE 3

                                    PREMISES

     Landlord hereby leases to the Tenant and the Tenant hires from the Landlord, the Real Estate, together with the Building and all other improvements and appurtenances.


                                    ARTICLE 4

                                   LEASE TERM

     The Term of this Lease shall commence on the Commencement Date and shall expire on the Initial Term Expiration Date specified in Section 1.4, subject to the Tenant options to extend the Term as provided in the following Article 5.

                                    ARTICLE 5

                                 OPTION PERIODS

     The Tenant may extend the original Term of this Lease for the number of separate, consecutive additional periods as designed in Section 1.5 hereof, on the terms and conditions set forth herein, except that the number of option periods remaining to be exercised under Section 1.5 shall, in each case, be reduced by one, by notifying the Landlord, in writing, not less than six (6) months prior to the expiration of the original term, or each extended term, as the case may be. Tenant may exercise its option for more than one (1) period at a time, as long as the minimum advance notice is provided.


                                    ARTICLE 6

                                  MINIMUM RENT

     6.1. PAYMENT OF MINIMUM RENT. During the Term of this Lease, the Tenant shall pay Minimum Rent to the Landlord as specified in Section 1.6, by monthly payments in the amount of the Monthly Installment of Rent specified in Section
1.7. Each Monthly Installment of Rent shall be payable in advance, without offset (except as specifically provided for in this Lease) or demand, on or before the first (1st) day of each calendar month during the Term. If the Lease commences other than on the first (1st) day of a calendar month, the first (1st) month's Monthly Installment of Rent shall be prorated accordingly and paid with the Monthly Installment of Rent for the first full month. All Monthly Installments of Rent and other payments to be made by Tenant to Landlord shall be sent to the place to which notices are required to be sent, unless otherwise directed by the Landlord in writing.

     6.2. NET LEASE. This Lease is what is commonly called a "Net Lease", it being understood that, except as otherwise specified in this Lease, Landlord shall receive the rent specified in Section 1.6 free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Building.


                                    ARTICLE 7

                                      USES

     7.1. PERMITTED USE. The Building may be used and occupied for manufacturing, storage and office purposes.

     7.2. NO CONTINUOUS USE. Notwithstanding any other provision of this Lease to the contrary, Tenant does not covenant or agree to any obligation to continuously use or operate the Building during the Term, and nothing in this Lease shall be deemed to impose any obligation of continuous use or operation on Tenant.

     7.3. EARLY TERMINATION. During the term of this Lease, Tenant shall have the right and option to terminate the Lease prior to the Initial Term Expiration Date (but not before the expiration of the first year of the Term) by providing Landlord with at least six (6) months written notice prior to the new termination date and shall specify such date (the "Early Termination Date").
The exercise of the early termination option shall be effective to terminate the renewal options specified above. On or prior to the Early Termination Date, Tenant shall pay to Landlord a termination fee computed by multiplying Thirty Five Thousand and 00/100 Dollars ($35,000.00) by the number of months the Initial Term is shortened (prorated for any partial month reduction).


                                    ARTICLE 8

                                REAL ESTATE TAXES

     8.1. PAYMENT OF REAL ESTATE TAXES.

          (a) Tenant shall pay, on or before the due date, all taxes and assessments levied against the Building or the real property of which the Building forms a part, including land. Landlord shall cooperate with Tenant in directing all tax bills to be sent direct to Tenant. If Landlord receives any such bills, it shall promptly forward them to Tenant so that Tenant receives them no less than twenty (20) days prior to the due date. In the event of assessments which may be paid in installments by reason of bonding or otherwise, Tenant may elect to make payment under the installment plan. For purposes of this Article 8, "taxes and assessments" payable by Tenant hereunder includes: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Real Estate;
     (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Real Estate or against Landlord's business of leasing the Real Estate, including a gross receipts tax or business taxes based on gross receipts; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Real Estate by any governmental agency; (iv) any charge or fee replacing any tax previously included within the definition of real property tax; and (v) all personal property taxes assessed against any personal property located on the Real Estate.

          (b) Should the Tenant be in occupancy during only a portion of the final calendar year, Tenant shall be responsible to Landlord for a pro rata portion of its tax obligation as described herein, based on the portion of such taxes due and payable in said final year.

     8.2. EXCLUSIONS. Tenant shall have no responsibility for any of the following, which shall be the sole responsibility of Landlord: income, excess profits, estate, single business, inheritance, succession, transfer, franchise, capital or other tax or assessment upon Landlord or the rentals payable under this Lease.

     8.3. REBATES. Any rebates, refunds or abatements of real estate taxes received by the Landlord subsequent to payment of taxes by the Tenant which relate to periods of Tenant's occupancy, shall be immediately refunded to Tenant.

     8.4. CONTEST. Tenant shall have such rights to contest the validity or amount of real estate taxes or assessments as are permitted by law, either in its own name or in the name of the Landlord, in either case with the Landlord's full cooperation, so long as Tenant either pays any contested taxes under protest or otherwise provides reasonable security against any foreclosure or tax sale resulting from the failure to pay such taxes. Tenant shall indemnify and hold Landlord harmless from any liability or loss resulting from Tenant's failure to pay any taxes or assessments payable by Tenant hereunder. The term "contest" as used in this section means contest, appeal, abatement or other proceeding prescribed by applicable law to obtain tax reduction or tax refund, howsoever denominated.


                                    ARTICLE 9

                                 FIRE INSURANCE

     9.1. POLICY TO BE MAINTAINED. Tenant will maintain at all times during the Term a policy insuring against damage to any portion of the Building (including, but not limited to, theft, vandalism or malicious mischief perpetrated by any person, including, without limitation, any servant, employee, agent, contractor or representative of Tenant). Such building insurance shall be for one hundred percent (100%) of the replacement value, without deduction for physical depreciation and shall provide that the proceeds of any loss shall be payable in the manner provided for in this Lease. Tenant shall, upon request of Landlord (not more frequently than annually), provide Landlord with a certification of such insurance coverage from an insurer licensed to do business within the state in which the Building is located, which shall name Landlord as an additional insured under the policy. Tenant shall also reimburse Landlord for Landlord's procurement of "loss rental" insurance, in an amount not to exceed Seven Hundred Fifty Dollars ($750.00) of premium expense per lease year. Said annual premium payment shall be paid annually upon billing by Landlord and presentment of evidence of such insurance. In the event of the early termination of the Lease, should Landlord receive any refund of the premium for such insurance, the refund shall be given to Tenant.

     9.2. PROCEEDS OF INSURANCE. All insurance proceeds for damage or destruction to the Building shall be paid directly to the party entitled to the proceeds under, and for use as provided in Article 16.

                                   ARTICLE 10

                          TENANT'S LIABILITY INSURANCE

     Tenant shall at all times during the Term keep in force a policy or policies of public liability insurance, or an endorsement on a blanket liability insurance policy or policies, against claims for personal injuries, death or property damage, occurring on, in or about the Building, or in or about any sidewalks, or otherwise in or about the Real Estate, with a combined single limit of not less than Two Million and 00/100 Dollars ($2,000,000.00), in respect of personal injury or death to any one or more persons arising out of any one or more occurrence and for injury to or destruction of property, which policy or policies shall name Landlord as an additional insured.


                                   ARTICLE 11

                              WAIVER OF SUBROGATION

     Tenant and Landlord hereby waive and release any and all right of recovery against the other, including employees and agents, arising during the Term for any and all loss or damage to any property located within or constituting a part of the Real Estate. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall give written notice to its insurers of the provisions of this waiver and release and have its insurance policies endorsed, if required, to prevent invalidation of insurance coverage by reason of this waiver and release.


                                   ARTICLE 12

                        MAINTENANCE AND REPAIR BY TENANT

     Tenant shall have no liability for any Building or common area replacement costs and shall only perform normal routine maintenance and repair of a minor or incidental nature to the Building and normal routine maintenance of a minor or incidental nature to the common area. Landlord acknowledges that except as set forth above, Tenant shall surrender the Building and the Real Estate in an "as is" condition at the end of the Term. Notwithstanding the above, on or before the expiration of the Lease, Tenant shall remove its trade fixtures, manufacturing and manufacturing related and office equipment and related visible electrical feeders from main panels to such equipment (which does not require intrusion into any closed walls, under floors or ceilings), furniture, furnishings, inventory and personal property, and shall leave the Building and grounds free of unreasonable debris caused by Tenant's vacation of the Building. Tenant shall cause all storage of drums containing any materials specified in
Section 27.13 herein to be centrally located and stored in the location which has secondary containment and is under roof, and shall remove all such drums from the Premises, at Tenant's cost, on or prior to the termination of this Lease.

                                   ARTICLE 13

                       MAINTENANCE AND REPAIR BY LANDLORD

     Landlord shall have no liability whatsoever for any Building or common area maintenance, repair and replacement costs, except Landlord shall repair any damage or defects caused by the negligence or wilful act of the Landlord, its agents or contractors.


                                   ARTICLE 14

                                   ALTERATIONS

     Landlord's consent (which shall not be unreasonably withheld or delayed) shall be obtained prior to Tenant making any alterations, additions and improvements to the Building and Real Estate. Notwithstanding the above, Tenant may perform up to Fifty Thousand Dollars ($50,000.00) of alterations, additions and improvements, at Tenant's cost, without Landlord's consent. Any work must be performed in a good and workmanlike manner, in conformity with all law, ordinances and regulations of public authorities having jurisdiction, and free of liens.


                                   ARTICLE 15

                                    UTILITIES

     Tenant agrees to pay all use charges for all utilities serving the Building during the Term.


                                   ARTICLE 16

                                    CASUALTY

     16.1. DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD. If during the Term of the Lease, the Building is totally or substantially damaged or destroyed by any cause other than Tenant's negligence, Tenant shall have no duty to repair, restore or rebuild the Building, and this Lease, at Tenant's or Landlord's election, shall terminate as of the date of damage, and thereafter neither Tenant nor Landlord shall have any rights or obligations with respect thereto. If the Building is only partially damaged or destroyed, and the damage is not substantial, neither party may elect to terminate the Lease (unless they both agree to do so). "Substantial" damage or destruction, as used herein, shall mean that the damage cannot reasonably be repaired within ninety (90) days from the commencement of the repair work. If the Lease does not terminate, rent shall abate during the repair or reconstruction period in proportion to the percentage loss of usage of the Building, unless Tenant's negligence caused the damage, in which case, there shall be no abatement of rent.

     16.2. INSURANCE PROCEEDS. If either party elects to repair, restore or rebuild the Building, the proceeds of any insurance maintained by Tenant covering the Building, shall be made available for such repair and used for such purposes. Tenant shall not be required to expend more than the proceeds of insurance made available for such repair, restoration or reconstruction. If Tenant elects not to repair, restore or rebuild, it shall so notify Landlord, and all proceeds of any insurance maintained by Tenant relating to the Building shall be payable to Landlord.

     16.3. ABATEMENT OF RENT. If this Lease does not terminate, the Annual Rent payable hereunder shall abate, proportionate to the extent of the damage, from the date of damage to the earliest to occur of sixty (60) days following the date that restoration of the Building is substantially complete.

     16.4. WAIVER. Tenant waives the provisions of any statutes which relate to termination of Leases when the thing leased is destroyed and agrees that such event shall be governed by the terms of this Lease.


                                   ARTICLE 17

                                  CONDEMNATION

     17.1.     EFFECT OF CONDEMNATION.  During the Term, if, as a result of a
Taking:

          (a) any substantial portion (meaning more than fifty percent (50%)) or interest in the Building, or

          (b) fifty percent (50%) or more of the parking areas, or any other area of the Real Estate which is reasonably deemed by Tenant to be material to the conduct of its business,

          is taken, within thirty (30) days following the date of such taking, Tenant may terminate this Lease upon written notice to the Landlord.

     17.2. TAKING. A Taking means any condemnation proceedings, moratorium, initiative, referendum, or any regulation which impairs parking, occupancy of the Building or any transfer in lieu thereof.

     17.3. ABATEMENT OF RENT. If this Lease does not terminate, the Annual Rent payable hereunder shall abate, proportionate to the extent of the taking, from the date of such taking.

     17.4. CONDEMNATION AWARD. The portion of the award attributable to the real property and the Building structure shall be payable to Landlord, and Tenant shall receive the portion of the award allocated to the taking of its fixtures and equipment, leasehold improvements, inventory, relocation expenses, and for Tenant's goodwill, loss of business, value of leasehold estate or other award not related to the value of the real property or Building. Tenant shall be entitled to petition for a separate award. The parties waive such rights of Lease termination as may be granted them in the event of condemnation by the laws of the state wherein the Building is located, it being their agreement that the rights of termination set forth in this Lease shall be exclusive. Tenant shall be entitled to participate in any condemnation proceedings, and any settlement thereof shall be subject to Tenant's approval, not to be unreasonably withheld.


                                   ARTICLE 18

              QUIET ENJOYMENT; NON-DISTURBANCE; ESTOPPEL STATEMENT

     18.1. QUIET ENJOYMENT. Landlord represents and warrants that it has full authority to execute and perform this Lease and to grant the subject leasehold estate to Tenant. Tenant, provided Tenant is not in default hereunder, shall have peaceful and quiet enjoyment of the Building without hindrance or disturbance by Landlord or those claiming by, through or under Landlord, or any other person or entity whatsoever.

     18.2. NON-DISTURBANCE AGREEMENT CONTINGENCY. Notwithstanding anything in this Lease to the contrary, no rent shall be payable under this Lease until the holder of every mortgage and encumbrance with priority over this Lease shall have agreed in writing with Tenant, in the form of a non-disturbance agreement reasonably acceptable to Tenant, that neither such holder nor anyone acting under or through the holder, will take any action to interfere with or disturb the rights of Tenant, its successors and assigns, under and pursuant to this Lease so long as Tenant, its successors and assigns, are not in default hereunder. The non-disturbance agreement provided for in this Section 18.2 must contain the lender's express agreement to permit the application of insurance and condemnation proceeds in accordance with the provisions of this Lease.

     18.3. ESTOPPEL STATEMENT. Within ten (10) business days of a written request therefor by either party hereto, the party receiving such request shall provide to the requesting party a written statement acknowledging the commencement and termination dates of this Lease, that this Lease is in full force and effect (if the same be true), that this Lease has not been modified (or, if it has, stating such modifications) and providing such other pertinent information as requesting party reasonably requests.

                                   ARTICLE 19

                                 TENANT DEFAULT

     19.1. EVENT OF DEFAULT. The occurrence of either of the following shall constitute an Event of Default by Tenant pursuant to this Lease: (i) a failure by Tenant to pay rent within seven (7) days after Tenant's receipt of written notice from Landlord specifying such failure; or (ii) a failure by Tenant to perform obligations pursuant to this Lease other than as specified in
(i) above, within thirty (30) days after Tenant's receipt of written notice from Landlord specifying such failure or, if cure of such failure reasonably would require more than thirty (30) days, within a time reasonably necessary to cure such failure after Tenant's receipt of such written notice.

     19.2. REMEDIES. Landlord and Tenant agree that, if an Event of Default by Tenant should occur, then Landlord's remedies shall be as follows:

          (a) Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant the worth at the time of award of any unpaid rent which had been earned at the time of such termination. The phrase "the worth at the time of award" as referred to above is to be computed by allowing interest at the rate of seven percent (7%) per annum.

          (b) Landlord shall also have the right, with or without terminating this Lease, to re-enter the Building and remove all persons and property from the Building; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

          (c) In the event that Landlord shall elect to re-enter as provided in subparagraph 19.2(b) above, or shall take possession of the Building pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in subparagraph 19.2(a) above, Landlord may from time to time, without terminating this Lease but subject to subparagraph 19.2(e), recover all rental as it becomes due.

          (d) In the event that Landlord shall relet the Building, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable cost of such reletting; third, to the payment of the reasonable cost of any repairs to the Building required precedent to reletting; fourth, to the payment of rent due and unpaid hereunder; and the residue held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly.

          (e) Notwithstanding anything to the contrary in this Lease, Landlord shall in all events use reasonable efforts to mitigate its damages, including, without limitation, using reasonable efforts to relet the Building.

     19.3. RIGHT OF REDEMPTION. In the event that Landlord shall obtain a judgment in an unlawful detainer or other proceeding whereby this Lease is terminated, then if Tenant pays the amount of such judgment within ninety (90) days of the date that such judgment becomes a final judgment, the rights of the parties shall be as if the judgment had never been entered, and the Lease had never been terminated, and appropriate papers and stipulations shall be filed so that the judgment is rescinded, and the action dismissed. For purposes of the rights of third parties (e.g., lenders and creditors), this Lease shall not be deemed to have been terminated unless the ninety (90)-day period passes without payment as provided for herein. Tenant's right of redemption hereunder shall not apply to an action or proceeding arising from Tenant's failure to pay Annual Rent or any installment thereof, unless such failure of payment resulted from Tenant's good faith exercise of a right of set-off, withholding or deduction provided for herein or under applicable law.

     19.4. WAIVER OF LIENS. Landlord waives such liens, if any, to which it may have a right with respect to the merchandise, furniture, trade fixtures and other personal property of Tenant located on or about the Real Estate and shall from time to time execute such documents as Tenant may reasonably request to acknowledge such waiver.


                                   ARTICLE 20

                                LANDLORD DEFAULT

     20.1. LANDLORD DEFAULT DEFINED. Landlord default is defined as the failure by Landlord to pay when due any amount payable pursuant to any mortgage or encumbrance affecting title to the Real Estate or any portion thereof and to which this Lease shall be subordinate, or to perform any obligation under this Lease, which failure continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default (ten (10) days if default is for the non-payment of money), or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure, provided Landlord shall undertake action to cure such default within such thirty (30)-day period and diligently thereafter pursue such efforts to completion.

     20.2. REMEDIES. In the event of any default by Landlord which is not cured as provided in Section 20.1, Tenant shall have the right to exercise any of the following rights (which rights shall be cumulative and which shall be in addition to any other rights or remedies available by law):

          (a) To deduct any amount due and owing from Landlord to Tenant, with interest at the Cure Rate from the date such amount was due, from the next installment or installments of rent accruing hereunder.

          (b) To make such payment, perform such act or contract for the performance thereof and incur any expense reasonably related thereto as is necessary to cure Landlord's default, and thereafter deduct the same with interest at the Cure Rate from the next installment or installments of rent accruing hereunder.

          (c) Initiate legal proceedings for damages and consequential damages resulting from such Landlord default while remaining in possession of the Building pending Landlord cure of such default, with the right to recover any judgment amount through deduction from rent in accordance with subparagraph 20.2(a) above.


                                   ARTICLE 21

                                 ATTORNEYS' FEES

     21.1. THIRD PARTY ACTIONS. If either party becomes a party to any litigation concerning this Lease, the Building or the Real Estate by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees, court costs, investigation expenses, discovery costs and costs of appeal incurred by it in the litigation.

     21.2. PREVAILING PARTY. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party, reasonable attorneys' fees, costs of suit, investigation costs and discovery costs, including costs of appeal. When this Lease imposes upon a party an obligation to indemnify the other, the indemnification obligation shall include the obligation to pay the indemnitee's reasonable attorneys' fees, costs and disbursements, whether the indemnitee be the plaintiff or defendant.


                                   ARTICLE 22

                       ASSIGNMENT AND SUBLETTING PERMITTED

     Tenant may sublet all or any part of the Building or assign its interest under this Lease, provided that each sublease shall expressly be made subject to the provisions hereof. Prior to any assignment or sublease of a majority of the square footage of the Building, Tenant shall notify Landlord in writing of Tenant's desire to assign or sublease the interests herein, including in such notice the earliest effective date of such assignment or sublease, and Landlord may, within fifteen (15) days after receipt of such notice, deliver a written notice to Tenant terminating the Lease effective on the date set forth in Tenant's prior notice. If Landlord fails to terminate the Lease as provided above, Tenant may assign or sublease as provided in the first sentence of this article. If Landlord exercises its option to terminate the Lease, there shall be no termination fee payable pursuant to Section 7.3 hereof. Unless Tenant has previously exercised its right to extend the Lease pursuant to Article 5 hereof, no assignment or sublease shall include the right of such assignee or sublessee to exercise such extension options. No such assignment of this Lease or sublease of the Building shall modify or limit any right or power of Landlord under this Lease or affect or reduce any obligation of Tenant hereunder, and all such Tenant obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment or subletting has been made, provided that if the assignee's net worth exceeds Fifteen Million Dollars ($15,000,000.00) at the time of the assignment, Tenant shall be released of any liability accruing after the date of assignment, provided the assignee assumes such liability. Tenant shall, within ten (10) days after the execution of any such sublease or assignment, deliver a conformed copy thereof to Landlord, including, in the event of an assignment, the assignee's assumption of the Tenant's lease obligations.


                                   ARTICLE 23

                            UNTENANTABILITY AND ENTRY

     If Tenant's ability to conduct its operations within the Building is for any reason temporarily or permanently impaired (other than because of the willful act or negligence or breach of Lease by Tenant) inclusive of impairment
(i) resulting from lack of or impairment of utility service (including air quality and climate control), or (ii) to Building entry; and such impairment continues for in excess of three (3) months despite Tenant's commercially reasonable efforts to eliminate such impairment, then Tenant may terminate this Lease by thirty (30) days written notice to Landlord unless such impairment is eliminated during such thirty (30) days.


                                   ARTICLE 24

                             SUCCESSORS IN INTEREST

     The terms, conditions and covenants herein contained shall inure to the benefit of and be binding upon the heirs, assigns and other successors in interest to the parties hereto.

                                   ARTICLE 25

                                     NOTICES

     Any notice to be given or served in connection with this Lease shall be in writing, and may be served by personal delivery upon the party, or upon a corporate officer thereof, or may be served by certified mail, return receipt requested, or by nationally recognized overnight express carrier, addressed as specified in Section 1.2 hereof or to such other address as requested by either party in writing. Mail service shall be deemed effective on the third (3rd) business day after deposit in the U.S. mail in accordance herewith or on the first (1st) business day after deposit with a nationally recognized overnight express carrier which provides written evidence of delivery. Either party by written notice to the other may designate two (2) additional parties to receive copies of notices sent to it. Such designees may be changed by written notice.


                                   ARTICLE 26

                               MEMORANDUM OF LEASE

     This Lease shall not be recorded. However, a Memorandum thereof in the form attached hereto as Exhibit B shall be executed, in recordable form, by both parties concurrently herewith and recorded by Landlord with the official charged with recordation duties for the county in which the Real Estate is located, with directions that it be returned to Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cooperate with Landlord in executing a Memorandum, in recordable form, acknowledging Tenant's release of its leasehold interest in the Real Estate.


                                   ARTICLE 27

                               GENERAL CONDITIONS

     27.1. If any sums payable hereunder by either party are not paid when due and all required notices of such a default have been given the defaulting party, then such overdue sums shall accrue interest at the Cure Rate, from the date the period to cure shall have elapsed until paid in full.

     27.2. If any term, covenant, condition or restriction of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     27.3. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between the parties other than Landlord and Tenant, or to prevent Landlord or Tenant from entering into ventures in direct competition with the Real Estate or the Building.

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


     27.4. Time is of the essence of the performance of each provision of this Lease.

     27.5. The waiver of performance of any covenant, term or condition of this Lease by Landlord or Tenant shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The various rights, options, elections, powers and remedies of the parties contained in this Lease shall be construed as cumulative and no one of them exclusive of any other or of any legal or equitable remedy which either party might otherwise have in the event of a breach by the other, and the exercise of one right or remedy by a party shall not in anyway impair its right to any other right or remedy.

     27.6. For purposes of computing dates for expirations, options, rental adjustments or cancellations, any partial month at the commencement of the Term shall be disregarded.

     27.7. Wherever in this Lease the Landlord or the Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld, conditioned or delayed unless specified to the contrary herein.

     27.8. Words of gender used in this Lease shall be deemed to include other genders, and singular and plural words shall be deemed to include the other, as the context may require.

     27.9. Under no circumstances shall Tenant be liable or responsible for payment of any brokerage commission, finder's fee or any other charge or fee unless specifically contracted for in writing by Tenant. Landlord shall indemnify and hold Tenant harmless from any such fees and charges for which Tenant did not specifically contract to pay in writing.

     27.10. Paragraph headings in this Lease are for convenience only, are not part of the agreement of the parties, and shall not constitute an aid in interpreting this Lease.

     27.11. This Lease shall be construed in accordance with and governed by the laws of New Jersey, except as otherwise required by mandatory provisions of law.

     27.12. If Landlord is other than a natural person, each individual executing this Lease on behalf of the named Landlord represents and warrants that he is duly authorized to execute this Lease on behalf of the named Landlord in accordance with a duly adopted resolution of Landlord's board of directors and Landlord's bylaws (if Landlord is a corporation) and in accordance with the agreement of partnership (if Landlord is a partnership) and by delivery hereof warrant that execution by no other signatory is required and will hold Tenant harmless from any claim to the contrary (and loss suffered by reason thereof).

     27.13. Tenant hereby agrees that no toxic or hazardous materials, chemicals, wastes, pollutants or similar substances (including, but not limited to, petroleum, asbestos insulation, urea formaldehyde insulation, and any other materials or substances defined as "hazardous substances", "hazardous materials", "toxic substances" or "pollutants" in applicable law or regulation) will, in the future, be stored, treated, disposed of or incorporated into, on or around the Premises by Tenant or

Tenant's employees or agents during the term of this Lease, in violation of any applicable law or regulations. Notwithstanding the above, Tenant shall have no responsibility for and makes no agreement with respect to any such materials, storage, treatments, disposition or incorporation into, on or around the Premises relating to the period prior to the date hereof. In the event of a spill or mishandling of the same by Tenant or Tenant's employees or agents during the Lease term, Tenant will be liable for all costs incurred in connection with the clean-up, remediation and restoration of the Premises required by any governmental agency and will indemnify and hold Landlord harmless. Neither Landlord nor Tenant shall have any obligation to one another during the Lease term or thereafter to remove any asbestos or other such materials which existed on the date of this Lease.

     27.14. Prior to the date of this Lease, Tenant and Landlord (or their predecessors in interest, as adjacent property owners), have entered into one or more easements/agreements relating to the availability of utility services to the Premises. Tenant and Landlord acknowledge that nothing contained in this Lease, and nothing arising at law by reason of Landlord acquiring title to the Premises, shall interrupt, interfere or diminish Tenant's rights to the utility services it previously enjoyed as a landowner of the Premises during its tenancy hereunder, except for well water provided for fire service.


                                   ARTICLE 28

                                SECURITY DEPOSIT

     On or before the Commencement Date Tenant shall deposit with Peoples Title Agency, Inc. (agent of Chicago Title Insurance Company) as Escrowee the sum of $20,000. Said sum plus interest thereon (together the "SECURITY DEPOSIT") shall be held by Escrowee to secure the full performance of those obligations of Tenant (i) under Article 12 of this Lease to be performed in conjunction with termination of the Lease and/or surrender of possession of the Building, and
(ii) under Section 27.13 of the Lease in connection with clean-up, remediation and restoration of the Premises. If Tenant defaults in the performance of any such obligations, then, without prejudice to any other remedies available to Landlord, the Security Deposit shall be applied to the extent necessary to make good any such default, and the remaining balance, if any, shall be returned to Tenant. Any claim by Landlord against the Security Deposit shall be made, if at all, in writing served on Escrowee and Tenant within 30 days after surrender of possession of the Building to Landlord. If no claim is made within said 30-day period, or if a claim is made for less than the entire amount of the Security Deposit, then the Escrowee shall promptly return to Tenant the Security Deposit, or the portion thereof in excess of the claim, as the case may be. Prior to the Commencement Date Landlord and Tenant shall submit Escrow Instructions to the Escrowee consistent with the provisions hereof. The Escrowee's fee shall be shared equally by Landlord and Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on this _____ day of _______________, 1996.

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


LANDLORD:                          TENANT:

VINELAND CONSTRUCTION CO.          VICTORY REFRIGERATION COMPANY



By:    ______________________________     By:     ______________________________
Title: ______________________________     Title:  ______________________________













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